This page being      Prudential Moneymart Assets, Inc 7-31-13 Annual
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 1.


EXPENSES (Negative answers are allowed For the period covered by this form on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements --------------------- $       0

   Z) Net investment income --------------------- $      0

     AA) Realized capital gains ------------------$      0

     BB) Realized capital losses ----------------$      0

  CC) 1. Net unrealized appreciation during the period --- $      0

      2. Net unrealized depreciation during the period --- $      0

  DD) 1. Total income dividends for which record date
         passed during the period --------------------- $      0

2. Dividends for a second class of open-end
         company shares -------------------------------$      0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $      0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $0.0, 0.0
"      2. Dividends for a second class of open-end
          company shares $0.0, 0.0, 0.0, 0.0
   B) Distribution of capital gains ---------------$0.000
   C) Other distributions ---------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 0.
   Condensed balance sheet data:
As of the end of current reporting

period (000's omitted except for per

share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased ------------ $        0
   P) Amounts owed to affiliated persons ---------------------- $        0
   Q) Senior long-term debt ------------------------------------ $        0
   R) Other liabilities:1. Reverse repurchase agreements-------- $        0
                        2. Short sales ------------------------- $        0
                        3. Written options -------------------- $        0
                        4. All other liabilities -------------- $        0

   S) Senior equity -------------------------------------------$        0
   T) Net assets of common shareholders -----------------------$        0
   U) 1. Number of shares outstanding ------------------------$       0
      2. Number of shares outstanding of a second class of shares
         of open-end company ---------------------------------$        0
"   V) 1. Net asset value per share(to nearest cent)$1.00, 1.00

       2. Net asset value per share of a second class of open-end
"         company shares (to nearest cent) $1.00, 1.00, 1.00, 1.00
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) --------------$   0.0000
   X) Total number of shareholder accounts ---------------------$        0
   Y) Total value of assets in segregated accounts -------------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form
N-SAR does not provide
"adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.
Prudential Moneymart Assets, Inc.